UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13. 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois		60631

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 7.01 Regulation FD Disclosure.
     On August 13, 2007, Bally Total Fitness Holding Corporation (the “Company”) issued a press release (the “Press Release”) announcing that it has filed a motion (the “Motion”) with the U.S. Bankruptcy Court for the Southern District of New York seeking approval to amend its Joint Prepackaged Chapter 11 Plan of Reorganization (the “Plan”) to implement an alternative restructuring proposal from Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund L.P. (“Harbinger) without the need to resolicit votes from its creditors. Under the proposed amended Plan, the Company would enter into an Investment Agreement with Harbinger (the “Investment Agreement”) and a new Restructuring Support Agreement.
     A copy of the Press Release is attached hereto as Exhibit 99.1. Copies of the Motion and amended Plan are attached hereto as Exhibit 99.2. A form of the Investment Agreement is attached hereto as Exhibit 99.3. The form of Investment Agreement will also be posted, along with a form of the Restructuring Support Agreement, as attachments to the Debtors’ Motion for Order (A) Authorizing the Debtors to Enter Into the Investment Agreement and New Restructuring Support Agreement and (B) Approving Break-Up Fee and Expense Reimbursement, on the Company’s chapter 11 website at http://www.kccllc.net/bally. A copy of a comparison chart of the alternative proposals under the amended Plan (“Proposal Comparison Chart”) also will be posted to the chapter 11 website as an attachment to the Motion of Debtors for Order, Pursuant to Section 1127(A) of the Bankruptcy Code and Bankruptcy Rule 3019, Authorizing the Debtors to Modify Their Joint Prepackaged Chapter 11 Plan of Reorganization.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release.

99.2	Copy of Motion of Debtors for Order, Pursuant to Section 1127(A) of the Bankruptcy Code and Bankruptcy Rule 3019, Authorizing the Debtors to Modify Their Joint Prepackaged Chapter 11 Plan of Reorganization, dated August 13, 2007, and Amended Plan of Reorganization.

99.3	Form of Investment Agreement.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: August 14, 2007	/s/ Marc D. Bassewitz Marc D. Bassewitz
Senior Vice President, Secretary and
General Counsel